Exhibit 16.1

July 25, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the disclosures in the Form 8-K for the event that occurred on July 20, 2018 to be filed by our former client National Art Exchange, Inc. We agree with the statements as shown in the following excerpt of the statements made in the Form 8-K: “On July 20, 2018, National Art Exchange, Inc. (the “Company”) notified WWC, P.C. (the “Former Auditor”) of its dismissal, effective July 20, 2018, as the Company’s independent registered public accounting firm. The Fonner Auditor served as the auditors of the Company’s financial statements for the period from [January 6, 2016] through July 20, 2018.” We have no basis to agree or disagree with other statements made in the Form 8-K.

Very truly yours,

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

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